UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2013, Atlantic States Insurance Company (“Atlantic States”), our largest insurance subsidiary and a member of the Federal Home Loan Bank of Pittsburgh (the “FHLB”), issued secured debt in the principal amount of $10.0 million to the FHLB in exchange for a cash advance in the amount of $10.0 million.

Also on January 25, 2013, Atlantic States provided a loan in the amount of $10.0 million to us in exchange for our unsecured note payable in the principal amount of $10.0 million. The note payable has a repayment date of January 25, 2023.

On January 28, 2013, we used the loan proceeds we received from Atlantic States to prepay $10.3 million of subordinated debentures we issued on October 29, 2003.

The use of FHLB borrowings to prepay our subordinated debentures will allow us to reduce our interest expense significantly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice President and Chief Financial Officer

Date: January 28, 2013